THE GARDA SECURITY GROUP INC. / LE GROUPE DE SECURITE GARDA INC.


                                     - and -



                               MANARIS CORPORATION



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                        SHARE PURCHASE AND SALE AGREEMENT

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

AGREEMENT entered into in the city of Laval, Province of Quebec, on this 8th day of February, 2006.


BY AND BETWEEN:         THE GARDA  SECURITY  GROUP INC. / LE GROUPE DE  SECURITE
                        GARDA INC., a legal person duly incorporated according to the laws of Canada, having a place of business located at 1390, Barre Street, in Montreal, Quebec, H3C
                        1N4, herein acting and represented by its President, Mr.
                        Stephan Cretier duly authorized as he so declares;

                              (hereinafter   referred   to  as  "GARDA"  or  the
                              "PURCHASER")

AND: MANARIS CORPORATION, a foreign publicly traded Corporation constituted under the laws of Nevada having its head office at 5844, South Pacos Road, suite D, in Las Vegas, Nevada, 89120, U.S.A., herein acting and represented by its Chief Executive Officer, Mr. John Fraser duly authorized as he so declares;

                              (hereinafter referred to as "MANARIS" or "VENDOR")
                              (Garda   and   Vendor   hereinafter   collectively
                              referred to as the "PARTIES")

WITH THE                6327915  CANADA INC.,  a legal person duly  incorporated
INTERVENTION OF:        according  to the laws of Canada  having its  registered
                        head office at 1155 Rene-Levesque  Boulevard West, suite
                        2720, in Montreal, province of Quebec, H3B 2K8, herein acting and represented by its President John Fraser, duly authorized as he so declares; (hereinafter referred to as "HOLDING")

AND: GARDA WORLD SECURITY CORPORATION, a legal person duly incorporated according to the laws of Canada having its head office at 1390, Barre Street, in Montreal, Quebec, H3C 1N4, herein acting and represented by its President, Mr. Stephan Cretier duly authorized as he so declares;

                                      (hereinafter referred to as "GARDA WORLD")

AND: MR. LOUIS LAFRAMBOISE, residing at 440, rue Northcote, Rosemere, province of Quebec, J7A 4G9;

                              (hereinafter referred to as "LAFRAMBOISE")

                        MR. JEAN TALBOT, residing at 1625, Place de Fagnole, Laval, province of Quebec, H7M 5K5;

                                           (hereinafter referred to as "TALBOT")

                                  (hereinafter referred to as the "INTERVENERS")


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

PREAMBLE:


WHEREAS CLI (to be defined) is a corporation specialized in the provision of security services and namely private investigation;


WHEREAS BCC (to be defined) is a corporation specialized in the provision of security consulting services;


WHEREAS the Vendor is the legal and beneficial owner of all the issued and outstanding securities in the capital stock of BCC and CLI;


WHEREAS the Vendor is the legal and beneficial owner of all of the issued and outstanding securities in the capital stock of Holding;


WHEREAS each of Laframboise and Talbot is the beneficial owner of a debenture issued by Vendor in the amount of US$697,000;


WHEREAS Garda, the Vendor, Holding, CLI and BCC have signed a letter of intent dated December 15, 2005 setting forth the proposed terms of a purchase and sale agreement involving such persons (hereinafter referred to as "LETTER OF INTENT");


WHEREAS Garda has agreed to purchase from the Vendor and the Vendor has agreed to sell, transfer and convey to Garda, all of the issued and outstanding shares in the share capital of Holding (hereinafter referred to as the "ACQUIRED Shares"), in accordance with the provisions hereof;


AND WHEREAS it is the intention of the Parties that, by virtue of the consummation of the Transaction, Garda shall become the owner of the Acquired Shares;


NOW THEREFORE in consideration of the mutual covenants, preamble and agreements hereinafter set forth, the sufficiency and adequacy of which is hereby acknowledged by each of the Parties, the Parties hereto covenant and agree as follows:

                           ARTICLE 1 - INTERPRETATION


1.1   DEFINITION


      Where used herein, including the Preamble, in Disclosure Schedule and in any amendments hereto, the following terms shall have the following meanings respectively:

      1.1.1 "ACCOUNTS RECEIVABLE" shall mean all accounts receivable, employee advances, notes receivable, trade accounts receivable and book debts, holdbacks receivable, deposits or other trade debts due or accruing due to Holding, BCC or CLI;


                                       3
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      1.1.2       "ADJUSTMENTS"  means  sums  which may be  payable by Vendor to
                  Purchaser as adjustments based upon (i) any incorrect cut off of the Business operations of Holding, BCC or CLI as of the Effective Date (namely but not limited to fringe benefits, employees claims and expenses); (ii) a minimum amount of Working Capital; and (iii) uncollected Accounts Receivable, which are payable within ninety (90) days of the Effective Date; the whole as more fully detailed in ARTICLE 2 hereof;

      1.1.3       "ADVANCES" means the amounts that are owed to Holding,  BCC or
                  CLI  by  the  Persons   described  in  Section  1.1.3  of  the
                  Disclosure Schedule; as at Effective Date;

      1.1.4 "ADVERSE EFFECT" shall mean the occurrence or the failure to occur of any event or series of events which either alone or in the aggregate would have an adverse effect upon the assets, liabilities, responsibilities, Business, insurance program, work relations, financial position, results of operations or prospects of any of Holding, BCC or CLI or on its capacity to conduct its Business;

      1.1.5 "AFFILIATED ADVANCES" means the amounts that are owed by Holding, BCC or CLI to the Persons described in Section 1.1.5 of the Disclosure Schedule as at the Closing Date.

      1.1.6 "AGREEMENT" means this agreement, as it may hereafter be supplemented, amended or otherwise modified from time to time; the terms "hereof", "herein", "hereunder", "hereby" and other similar terms refer to this agreement as a whole and not to any particular paragraph, Section, article, schedule, or other provision hereof, and the term "disposition" and "Section" followed by a number or by a number and letter mean and refer to the specified disposition or Section of this agreement, except as otherwise specifically provided herein;

      1.1.7 "ASSETS" shall mean all assets of Holding, CLI or BCC, whether movable or immovable, corporeal or incorporeal, tangible or intangible, directly or indirectly related to the operations of the Business, and namely those described in Sections 3.2.3,
                  3.2.4 of this Agreement and Sections 3.2.7, 3.2.14, 3.2.22, 3.2.25, 3.2.35and 3.2.36 of the Disclosure Schedule

      1.1.8 "ASSOCIATE" shall have the meaning set forth in the Securities Act (Quebec);

      1.1.9 "BCC" shall mean BUREAU DE CREDIT COMMERCIAL INC., a legal person duly incorporated according to the Companies Act (Quebec) having its registered head office at 2, Place Laval, Suite 350, in Laval, province of Quebec, H7N 5N6;

      1.1.10 "BENEFIT PLANS" shall have the meaning ascribed thereto in Subsection 3.2.34 hereof;

      1.1.11 "BUSINESS" means all services provided by Holding, BCC and CLI relating directly or indirectly to security consulting and specialized investigation services;

      1.1.12 "BUSINESS DAY" shall mean any day of the year, except Saturdays, Sundays or any day on which Canadian chartered
                  banks  are  required  or   authorized  to  close  in  Montreal
                  (Canada);

      1.1.13 "CLI" shall mean CHARTRAND, LAFRAMBOISE INC., a legal person duly incorporated according to the Canada Business Corporations Act having its registered head office at 2 Place Laval, Suite 350, in Laval, province of Quebec, H7N 5N6


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

      1.1.14 "CLOSING" shall mean the completion of the Transaction at the Closing Date;

      1.1.15 "CLOSING FINANCIAL STATEMENTS" mean the unaudited unconsolidated balance sheets and statements of income of each of Holding, BCC and CLI as at the Effective Date prepared in accordance with Canadian GAAP determined in accordance with
                  Section 2.6. hereof, which shall be prepared and delivered to the Purchaser by Manaris no later than forty-five (45) days after the Closing Date. The fees, costs and disbursements of the Vendor's auditors shall be borne by Manaris.

      1.1.16 "CLOSING BALANCE SHEET" means the unaudited unconsolidated balance Sheet of Holding, CLI and BCC included in the Closing Financial Statements which balance sheet shall include all Accounts Receivable which as at the Effective Date are over one hundred twenty (120) days due in the provision for doubtful accounts.

      1.1.17 "CLOSING DATE" shall mean February 17, 2006 or such other date, within seven (7) Business Days from the date hereof, when all of the conditions set out in Sections 7.3, 7.4 and
                  7.5 are fulfilled or waived;

      1.1.18 "CORPORATE APPROVALS" means any and all approvals by the Board of directors of the corporate entities that are Party to the present Agreement as may be required for the Transaction;

      1.1.19 "CUSTOMER" shall mean any Person to whom Holding, BCC and CLI provide services in the course of Business;

      1.1.20 "DISCLOSURE SCHEDULE" means the Schedule dated the Effective Date addressed by the Vendor to Purchaser;

      1.1.21      "DOLLARS" and "$" shall mean the lawful currency of Canada;

      1.1.22 "EFFECTIVE DATE" shall mean the Sunday (0:01 a.m.) following the Closing Date;

      1.1.23 "FINANCIAL STATEMENTS" means collectively, (i) the unaudited unconsolidated annual financial statements of CLI and BCC for the period ended October 31, 2003 and October 2004 prepared in accordance with Canadian GAAP; (ii) the audited consolidated financial statements of CLI, BCC, 9151-3929 Quebec Inc., 3826961 Canada Inc., and 3428249 Canada Inc. for the periods ended October 31, 2003 and October 31, 2004 prepared in accordance with US GAAP, (iii) the unaudited consolidated financial statements of the companies described in (ii) for the period ended February 28, 2005 prepared in accordance with US GAAP, (iv) the unaudited unconsolidated financial statements of Holding, CLI and BCC for the period ended June 30, 2005 prepared in accordance with Canadian GAAP and (v) the unaudited unconsolidated financial statements of CLI and BCC for the four month period ended October 31, 2005 prepared for internal purposes, the whole as attached to Section 1.1.23 of the Disclosure Schedule

      1.1.24 "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "CANADIAN GAAP" shall mean all principles stated in the handbook of the Canadian Institute of Chartered Accountants then in force as of the date those principles were or are used to prepare the relevant Financial Statements and Closing Balance Sheet;


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

      1.1.25 "INCORPORATING DOCUMENTS" shall represent the certificates of incorporation, amendment and amalgamation, as the case may be, delivered by the competent authorities in favour of Holding, BCC and CLI, the whole as attached to Section 3.2.6 of the Disclosure Schedule;

      1.1.26 "INTELLECTUAL PROPERTY RIGHTS" means: (i) all domestic and foreign trademarks, trade names, service marks, copyrights, industrial designs, trade secrets, processes, inventions, know-how, recipes, manuals, technology, customer and supplier lists, formulas, franchises, licenses, rights-to-use, drawings, specifications for products, materials and equipment, process development, manufacturing information, quality control information, performance data, plant service information, computer software, operating systems and other intellectual property, in each case whether registered or unregistered and used to related to the Business, including trademarks listed in Section 3.2.22 of the Disclosure Schedule; and (ii) all registrations and applications for registration of the aforesaid Intellectual Property Rights;

      1.1.27      "LAWS" shall mean:

                  1) all constitutions, treaties, statutes, codes, ordinances, orders, decrees, rules and regulations and municipal by-laws, whether domestic or international; and

                  2)    all judgments,  orders, writs,  injunctions,  decisions,
                        rulings,   decrees,   and  awards  of  any  governmental
                        authority or body;

                  3) all policies, practices and guidelines of any governmental authority or body which, although not actually having the force of law, are considered by such governmental authority or body as requiring compliance as if having the force of law;


                  in each case binding on or affecting the Party or Person referred to in the context in which such word is used; and "LAW" shall mean any one of them;

      1.1.28 "LICENSE" and "LICENSES" shall have the respective meanings ascribed thereto in Subsection 3.2.7 hereof;

      1.1.29 "LIENS" shall mean any liens, hypothecs, mortgages, prior claims, servitude, pledges, charges, security interests, options, easements, encumbrances and any other right belonging to an individual or a company; and "Lien" shall mean either one of them;

      1.1.30 "MATERIAL ADVERSE EFFECT" shall mean the occurrence or the failure to occur of any event or series of events which either alone or in the aggregate would have a material adverse effect upon the assets, liabilities, Business, financial position, results of operations or prospects of any of Holding, BCC or CLI or on its capacity to conduct its Business;

      1.1.31 "PARTIES" shall mean the Purchaser, the Vendor and all intervening Parties hereto; and "Party" shall mean any one of them;

      1.1.32 "PERSON" shall mean any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation, with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal person, representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;


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      1.1.33      "PURCHASE  PRICE" has the meaning  ascribed thereto in Section
                  2.2 hereof;

      1.1.34 "TAX ACT" means the Income Tax Act (Canada) and the Taxation Act (Quebec) and all acts related to taxes in the province of Quebec as in effect as at the date hereof;

      1.1.35      "TAXES"  or  "TAX"   means  all  taxes,   including,   without
                  limitation, income tax, provincial health insurance plan premiums, employer health taxes, Canada and provincial pension plan contributions, employment insurance premiums, workman's compensation and other payroll taxes, deductions at source, non-resident withholding, immoveable or real property, municipal, corporation, capital, sales, retail, excise, profits, gross receipts, customs duties, transfer, business, provincial sales and goods and services taxes, including any related penalties, interest and fines; 1.1.36 "TERRITORY" means the Province of Quebec and any other province, state or wherever Holding, BCC or CLI may have contracts relating to the Business, business relations relating to the Business, may operate Business, or hold Assets relating to the Business in its name or on behalf of someone else;

      1.1.37 "TRANSACTION" means the acquisition by Garda of all the Acquired Shares for an aggregate acquisition price of five million dollars ($5,000,000), subject to Adjustments and to the terms and conditions as are more fully detailed in this Agreement;

      1.1.38      "TRUSTEE" means the McCarthy Tetrault LLP;

      1.1.39 "US GAAP" shall mean all principles adopted by the Financial Accounting Standards Board then in force as of the date those principles were or are used to prepare the relevant Financial Statements;

      1.1.40 "WORKING CAPITAL" means the current assets (cash, net income Tax, Accounts Receivable, prepaid expenses, work in progress, employee Advances and other short term Assets) less current liabilities (operating line of credit, accounts payable and other short term liabilities) as per Canadian GAAP.

1.2   HEADINGS


      The  headings  used in this  Agreement  are inserted  for  convenience  or
      reference   purposes  only  and  shall  not  affect  the  construction  or interpretation of this Agreement.

1.3   NUMBER AND GENDER


      All words importing the singular number shall include the plural and vice versa, and all words importing gender shall include the masculine, feminine and neuter gender.

1.4   TIME OF ESSENCE


      Time shall be of the essence thereof.


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                          ARTICLE 2 PURCHASE AND SALE



2.1   PURCHASE AND SALE


      Upon and subject to the terms and conditions hereof, Garda hereby covenants and agrees to purchase from Vendor and Vendor hereby covenants and agrees to sell, assign and transfer to Garda all Acquired Shares in the capital stock of Holding, namely 4,700,000 class "A" shares.

2.2   PURCHASE PRICE


      In consideration of the sale and transfer to Garda of the Acquired Shares at Closing, the Purchaser will pay the Vendor the Purchase Price of five million dollars ($5,000,000), subject to Reduction of the Purchase Price and Adjustments as more fully detailed in Sections 2.4 and 2.5 herein.

2.3   PAYMENT OF PURCHASE PRICE


      Subject to the terms and conditions hereof, and the Adjustments, the Purchase Price shall be paid hereto as follows:

      2.3.1 the sum of three million six hundred fifty thousand dollars ($3,650,000) shall be paid upon the execution of the present Agreement, by certified cheque drawn on an account with a bank listed in Schedule I of the Bank Act and made out to the Trustee "In trust"

      2.3.2 the sum of two hundred fifty thousand dollars ($250,000) shall be deposited with the Trustee "In trust" at the Closing Date (hereinafter the "HOLDBACK"), to be paid to the Vendor, subject to Adjustments, in accordance with the terms and conditions of this Agreement, in one (1) instalment (the "INSTALMENT") as described in the table below. The Instalment payment shall be hereinafter referred to as the "BALANCE of PAYMENT" and shall be subject to the complete and perfect execution of all and any obligations subscribed by the Vendor in section 2.4:

                  ------------------------------------------------------
                                 DATE                    INSTALMENT
                  ------------------------------------------------------
                      10 days after Final Closing         $250, 000
                             Balance Sheet
                  ------------------------------------------------------


      In all situations provided for under this Agreement where the Trustee has to issue amounts from the Balance of Payment to the Vendor, Trustee shall notify Purchaser five (5) Business Days prior to disbursing and retain all amounts of non collected Accounts Receivable disclosed in the Closing Balance Sheet.

      2.3.3 the sum of one million one hundred thousand dollars ($1,100,000), in settlement of the Vendor's debentures outstanding in favor of Talbot and Laframboise (the "DEBENTURES") payable as follows:


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                  1)    five hundred and fifty thousand dollars ($550,000), that
                        is  two  hundred  and   seventy-five   thousand  dollars
                        ($275,000) to each of Talbot and Laframboise, payable by certified cheque upon the signature of the present Agreement;

                  2) five hundred and fifty thousand dollars ($550,000), that is two hundred and seventy-five thousand dollars ($275,000) to each of Talbot and Laframboise, by the issuance, on the Closing Date, of a number of Class "A" shares (common shares) (the "GARDA SHARES") of Garda World at a the price per share established at the closing of the markets on the day prior to the date of execution of the present Agreement.

2.4   REDUCTION OF THE PURCHASE PRICE


      The Adjustments, pursuant to Section 2.5, will be applied to the Purchase Price that shall be automatically and directly reduced accordingly. The payment of the Adjustments, if any, shall be remitted to the Purchaser from the Balance of Payment, within five (5) days of receipt by the Trustee of a notice to this effect from the Purchaser and the Vendor in accordance with Section 2.5. Should the Adjustments be greater than, two hundred fifty thousand dollars ($250,000) the amount of Adjustments in excess of two hundred fifty thousand dollars ($250,000) Balance of Payment shall be due and payable to the Purchaser by the Vendor within five (5) days of the receipt by the Vendor of a notice to this effect.

2.5   ADJUSTMENTS

      2.5.1 Upon receipt of the Closing Balance Sheet and in the event where the Working Capital is less than five hundred thousand dollars ($500,000), as more fully established in said Closing Balance Sheet, the Purchase Price shall be reduced by an amount equal to the difference between five hundred thousand dollars ($500,000) and the amount of the Working Capital established on the basis of the Closing Balance Sheet determined in accordance with Section 2.6. Should the Closing Balance Sheet indicate a Working Capital of over five hundred thousand dollars ($500,000) the exceeding amount shall be the sole property of the Purchaser.


                  For the purposes of this Section, the Adjustments on the Purchase Price are based on the Working Capital of Holding, CLI and BCC. The Purchase Price shall be reduced on a dollar-for-dollar basis, by the amount, if any, by which the Working Capital as calculated in the Closing Balance Sheet for the period ended at the Effective Date, is less than the amount of five hundred thousand dollars ($500,000). The purchase price reduction will be automatically and directly deducted from Purchase Price.

      2.5.2 If Accounts Receivable not included in the provision for doubtful accounts on the Closing Balance Sheet are not collected within ninety (90) days of the Closing Date, the Purchase Price shall be reduced automatically and directly by the shortfall and Vendor would forthwith pay the shortfall in cash to the Purchaser. Title to the accounts not collected within ninety (90) days would be transferred to Vendor but Garda would continue to collect the accounts as Vendor's agent, using its reasonable best efforts, and any amount collected would be remitted to the Vendor in the ten (10) days.

      2.5.3 Any Accounts Receivable included in the provision for doubtful accounts shall continue to be collected by Garda using its reasonable best efforts as Vendor's agent and any amount collected shall be remitted to Vendor by Garda within ten (10) days

2.6   CALCULATION OF CLOSING PURCHASE PRICE ADJUSTMENTS CLOSING BALANCE SHEET

      For calculating the Adjustments Closing Balance Sheet provided for under Sections 2.4 and 2.5, the Vendor shall prepare and deliver to the Purchaser the Closing Balance Sheet of Holding, CLI and BCC as of the Effective Date and a notice containing the amount of proposed Adjustments, if any, (the "NOTICE OF PAYMENT").

      Upon receipt of the Notice of Payment, the Purchaser may reduce in the interim the Purchase Price accordingly. Notwithstanding the foregoing, the Purchaser does not waive its right to further examine the files of Holding, CLI and BCC, namely the Vendor's Closing Balance Sheet and to reduce the Purchase Price pursuant to Section 2.4. Holding, CLI and BCC's auditors fees shall be paid by the Vendor. From the date of delivery of the Vendor's Closing Balance Sheet, the Purchaser's auditors will have the right to examine the files of Holding, CLI and BCC, as well as their work files regarding said financial statements as well as other files and information in possession of Holding, CLI and BCC's auditors necessary to render an opinion on the Vendor's Closing Balance Sheet. The Closing Balance Sheet shall be prepared in accordance with Generally Accepted Accounting Principles in Canada, applied on a basis consistent with prior periods and consistent throughout the periods involved.

      Should the Purchaser wish to dispute any matter contained in the Vendor's Closing Balance Sheet or the Notice of Payment, it may do so by giving a notice ("NOTICE OF DISPUTE") to the Vendor within forty-five (45) days of the delivery of the Vendor's Closing Balance Sheet to the Purchaser. A Notice of Dispute shall specify the basis for each objection and the dollar amount involved. The Parties shall use their best efforts to amicably resolve any matters identified in a Notice of Dispute as promptly as practicable. If any such dispute has not been resolved within thirty
      (30) calendar days following the date on which the Notice of Dispute is given, then either Party may refer such unresolved matters to independent chartered accountants firms (hereinafter, the "THIRD PARTY AUDITORS") for resolution. The determination of the Third Party Auditors shall be made within thirty (30) calendar days after the matter has been referred to them. Should the Parties fail to agree upon the determination of the Third Party Auditors within such thirty (30) day period, the Parties agree to refer the matter to the Superior Court of Quebec.

      If no Notice of Dispute is given within the delay prescribed above, then the Vendor's Closing Balance Sheet, as prepared by the Vendor and unaudited by Holding, CLI and BCC's auditors, shall be final and binding on the Parties with respect to any requested Adjustments, as the case may be, upon the expiry of such forty-five (45) day delay. If a Notice of Dispute is given in accordance with this Section 2.6 then the Vendor's Closing Balance Sheet, as amended by mutual agreement of the Parties or decision of the Third Party Auditors, shall be final and binding on the Parties with respect to any Purchase Price Reduction, as of and from the date of such agreement of the Parties or the decision of the Third Party Auditors, as the case may be.

      The fees, costs and disbursements of the Purchaser's auditors shall be borne by the Purchaser. The fees, costs and disbursements of the Third Party Auditors shall be paid by the Party whose calculation is furthest from the Third Party Auditors' final determination. For greater certainty, it is understood that the Vendor's Closing Balance Sheets shall be considered to be the Vendor's calculation for purposes of determining who will bear the fees, costs and disbursements of the Third Party Auditors.

                    ARTICLE 3 REPRESENTATIONS AND WARRANTIES


3.1   REPRESENTATIONS AND WARRANTIES OF GARDA


      Garda represents and warrants to the Vendor as follows and acknowledges that the Vendor is relying upon such representations and warranties:

      3.1.1 Due Incorporation - Garda is duly incorporated, organized and a subsisting corporation under the laws of Canada;

      3.1.2       Due   Authorization  -  Garda  has  the  corporate  power  and
                  authority to execute, deliver and perform its obligations under this Agreement;

      3.1.3 Enforceability - This Agreement when duly executed and delivered by Garda, will constitute a legal, valid and binding obligation of Garda enforceable against Garda in accordance with their terms and conditions.

3.2   REPRESENTATIONS AND WARRANTIES OF THE VENDOR

      As of the Closing Date, the Vendor represents and warrants to the Purchaser and acknowledges that the Purchaser is relying on the following representations and warranties and that the Purchaser would not have entered into this Agreement without such representations and warranties:

      3.2.1 Due Authorization - The Vendor has the requisite corporate power and authority to execute this Agreement and to perform its obligations hereunder. The executions of this Agreement and the performance by the Vendor of its obligations hereunder have been duly authorized by all necessary actions on its part. Such execution and performance by the Vendor do not require any action or consent of, any registration with, or notification to, any Person, except as disclosed in Section
                  3.2.1. of the Disclosure Schedule, or any action or consent under any Laws to which Vendor is subject that has not already been obtained or made.

      3.2.2 Beneficial Ownership of the Acquired Shares - The Vendor is the sole legal and beneficial owner of and has good and marketable title to the Acquired Shares described in Section
                  2.1  hereof,  free and clear  except as  disclosed  in Section
                  3.2.2. of the Disclosure Schedule from all liens, rights and other encumbrances of any kind or nature whatsoever, whether arising by agreement, operation of law or otherwise (other than the rights of Garda hereunder). There are no shareholders' agreements, except as disclosed in Section
                  3.2.2. of the Disclosure Schedule, agreements restricting sale or transfer of the Acquired Shares, repurchase or redemption agreements, buy-sell agreements, option agreements, proxy agreements, voting or similar agreements or any other agreement, contract, option, commitment, right of privilege or other right of another kind to which Vendor is a party and binding upon, or which at any time in the future may become binding upon Vendor to sell, transfer, assign, pledge, subject to lien, charge, grant a security interest in, mortgage or in any other way dispose of or encumber any of the Acquired Shares or which would preclude or require the consent of any person to any of the transactions contemplated by this Agreement, other than pursuant to this Agreement.

      3.2.3 Beneficial Ownership of the CLI shares - Holding is the sole legal and beneficial owner of and has good and marketable title to all the issued and outstanding shares of CLI (hereinafter the "CLI SHARES"), free and clear except as disclosed in Section3.2.3. of the Disclosure Schedule from all liens, rights and other encumbrances of any kind or nature whatsoever, whether arising by agreement, operation of law or otherwise. There are no shareholders' agreements, except as disclosed in Section 3.2.3. of the Disclosure Schedule, agreements restricting sale or transfer of the CLI Shares, repurchase or redemption agreements, buy-sell agreements, option agreements, proxy agreements, voting or similar agreements or any other agreement, contract, option, commitment, right of privilege or other right of another kind to which Vendor or Holding is a party and binding upon, or which at any time in the future may become binding upon either of them to sell, transfer, assign, pledge, subject to lien, charge, grant a security interest in, mortgage or in any other way dispose of or encumber any of the CLI Shares or which would preclude or require the consent of any person to any of the transactions contemplated by this Agreement, other than pursuant to this Agreement.

      3.2.4 Beneficial Ownership of the BCC shares - Holding is the sole legal and beneficial owner of and has good and marketable title to all the issued and outstanding shares of BCC (hereinafter the "BCC SHARES"), free and clear except as disclosed in Section 3.2.4. of the Disclosure Schedule from all liens, rights and other encumbrances of any kind or nature whatsoever, whether arising by agreement, operation of law or otherwise. There are no shareholders' agreements, except as disclosed in Section 3.2.4 of the Disclosure Schedule, agreements restricting sale or transfer of the BCC Shares, repurchase or redemption agreements, buy-sell agreements, option agreements, proxy agreements, voting or similar agreements or any other agreement, contract, option, commitment, right of privilege or other right of another kind to which Vendor or Holding is a party and binding upon, or which at any time in the future may become binding upon either of them to sell, transfer, assign, pledge, subject to lien, charge, grant a security interest in, mortgage or in any other way dispose of or encumber any of the BCC Shares or which would preclude or require the consent of any person to any of the transactions contemplated by this Agreement, other than pursuant to this Agreement.

      3.2.5 No Conflict - Except for the consents described in Sections 3.2.2, 3.2.3, 3.2.4 and 3.2.26 of the Disclosure Schedule, the execution or the delivery of this Agreement, the transfer of the Acquired Shares, the consummation of the Transaction contemplated herein, the performance, observance or compliance by the Vendor of its obligations hereunder and the compliance by the Vendor with this Agreement do not:

                  1) violate, breach, or constitute a default under, the articles of incorporation or by-laws of Vendor or Holding;

                  2) violate, breach, or constitute a default under, any contract, agreement, indenture, instrument, or commitment to which the Vendor, Holding, BCC and CLI may be party, or their properties may be subject, or by which either of them is bound or affected, which violation, breach or default would constitute an Adverse Effect;

                  3) violate, constitute a default under, conflict with or give rise to any requirement for a waiver or consent under any applicable judgment, writ, decree, order, law, statute, rule or regulation applicable to Vendor, Holding, BCC and CLI;

                  4) result in, or give any Person the right to seek, or to cause (i) the termination, cancellation, modification, amendment or renegotiations of any contract, agreement, indenture or instrument to which Vendor, Holding, BCC and CLI or any of its properties may be a Party or subject or by which it is bound or affected, or (ii) the acceleration or forfeiture of any term of payment;

                  5) result in, or require the creation of any Lien upon any of the Acquired Shares or any property of Holding; or

                  6) violate or breach any Laws, which violation or breach would constitute an Adverse Effect.

      3.2.6       Due Incorporation - Each of Vendor, Holding, BCC and CLI:

                  1) is duly incorporated, organized, and is validly operating under the laws governing its existence, validly existing and in good standing under the Laws governing its existence; and

                  2) has full corporate power to own or lease properties, to operate its Business as currently conducted and is duly licensed and registered to carry on business in each jurisdiction in which it currently conducts any material Business operations and has made all necessary filings under all applicable corporate, securities and taxation laws, or other laws to which it is subject, which had such filings not been made, would have an Adverse Effect on its Business operations.


                  Section 3.2.6 of the Disclosure Schedule contains a true and complete copy of the constating documents and by-laws of each of Holding, CLI and BCC.

      3.2.7 Licenses, Permits - Subject to breaches that are not material or that do not have nor may have a Material Adverse Effect, BCC and CLI are the sole legal and beneficial owner or holder and are in compliance with and entitled to all of the benefits under, all permits, licenses, accreditations, certificates of compliance, consents, approvals and authorizations of, or registrations with, any governmental, judicial or public authority or regulatory authority or body (collectively, the "LICENSES", and individually, a "LICENSE") necessary or required for the lawful operation and conduct of their
                  Business as it is now presently operated and conducted pursuant to all applicable Laws and other requirements of all authorities and their Business is being operated and conducted in accordance with and consistent with the terms and conditions thereof, a list of which is attached to Section
                  3.2.7 of the Disclosure Schedule, and each such License has been validly issued and is in full force and effect.


                  Vendor, Holding, BCC and CLI have not received notice that any such Licenses have lapsed or been revoked or terminated, and no proceeding is pending or threatened to revoke or limit any such Licenses.


                  Since their last renewal, no fact, condition or circumstance has occurred to create, and the execution of this Agreement and its performance shall not create, any right to terminate, cancel, modify, amend, revoke or expire any License.

                  Section 3.2.7 of the Disclosure Schedule contains a complete list of all BCC and CLI employees or principals who hold a private investigator Licence or any personally held licence to the same effect.

      3.2.8 Share Capital - The authorized share capital of Holding, BCC and CLI is as follows:

                  1) Holding - an unlimited number of class A, B, C, D, E, F, G, H and I Shares without par value, of which only four million seven hundred thousand (4,700,000) class "A" shares, and no more, have been validly issued and are outstanding as fully paid and non-assessable and no other shares have been issued and are outstanding as fully paid and non-assessable shares as at the date hereof. The Vendor is the sole beneficial owner and holder of record of the Holding Shares and, at the Closing Date, shall transfer to the Purchaser a good and marketable title to the Acquired Shares, free and clear of any and all Liens.

                  2) BCC - Class A, B, C and D shares without par value, of which only one hundred (100) class "A" shares, and no more, have been validly issued and are outstanding as fully paid and non-assessable and no other shares have been issued and are outstanding as fully paid and non-assessable shares as at the date hereof. Holding is the sole beneficial owner and holder of record of the BCC shares, and except as disclosed in Section 3.2.4 of the Disclosure Schedule free and clear of any and all Liens.

                  3) CLI - an unlimited number of Class "A" common shares and 20,000 Class "B" preferred shares without par value, of which only thirty-five thousand one hundred thirty-three (35,133) class "A" shares, and no more, have been validly issued and are outstanding as fully paid and non-assessable and no other shares have been issued and are outstanding as fully paid and non-assessable shares as at the date hereof. Holding is the sole beneficial owner and holder of record of the CLI Shares, and except as disclosed in Section 3.2.3 of the Disclosure Schedule free and clear of all Liens.

      3.2.9 Enforceability - This Agreement constitute legal, valid and binding obligations of Vendor and Holding enforceable against each of them in accordance with its terms and conditions.

      3.2.10 Third Party Acquisition - Other than pursuant to this Agreement, neither Vendor, Holding, BCC and CLI is party to any contract that would permit a third party to acquire the shares or assets of Vendor, Holding, BCC and CLI.

      3.2.11 No Options - Other than the Transaction contemplated by this Agreement, there is no:

                  1) outstanding security of Holding, BCC or CLI convertible or exchangeable into any share or shares in the capital stock of Holding, BCC or CLI;

                  2) outstanding subscription, option, warrant, call put, commitment or agreement obligating Holding, BCC or CLI to issue any share or shares of its capital stock or any security or securities of any class or kind which relate to the authorized or issued capital stock of Holding, BCC or CLI;

                  3) agreement which grants to any Person the right to purchase or otherwise acquire any share or shares issued and outstanding in the capital stock of Holding, BCC or CLI;

                  4) voting trust or voting agreement or pooling agreement or proxy with respect to any issued and outstanding shares in the capital stock of Holding, BCC or CLI; or

                  5) other than as disclosed in Sections 3.2.2, 3.2.3, 3.2.4 and 3.2.7 of the Disclosure Schedule, agreement, contract, option, commitment, right of privilege or other right of another binding upon, or which at any time in the future may become binding upon each of the Vendor, Holding, BCC and CLI to sell, transfer, assign, pledge, subject to lien, charge, grant a security interest in, mortgage or in any other way dispose of or encumber the shares of, Holding, BCC and CLI or which would preclude or require the consent of any Person to any of the transactions contemplated by this Agreement, other than pursuant to this Agreement.

      3.2.12 Material Adverse Change - Since October 31, 2005, there has been no change in the Business, operations, affairs or condition or prospects of any of Holding, CLI and BCC, financial or otherwise, or arising as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor trouble, act of God, which changes have had a Material Adverse Effect on the organization, Business, properties, prospects and financial condition of Holding, CLI and BCC.

      3.2.13 Closed Issuer - Each of Holding, CLI and BCC was a closed company within the meaning of the Securities Act (Quebec) .

      3.2.14

                  Other Investments - Other than as disclosed in Section 3.2.14 of the Disclosure Schedule, Holding, BCC and CLI do not have any agreements of any nature to acquire any other entity or shares of any other corporation or to acquire or lease any other business, nor do Holding, BCC and CLI have any investments in any other person, firm, corporation or any other business.

      3.2.15 Litigation - Except as disclosed in Section 3.2.15 of the Disclosure Schedule, there are (i) no actions, claims, suits, mediation, arbitrations, administrative or regulatory measures, investigations or other proceedings pending; or to the best of the knowledge of the Vendor, threatened against, with respect to, or affecting in any manner, Holding, BCC and CLI or their properties, in law or in equity, or involving them or related to any of their property before any court or law, or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency, domestic or foreign (for purpose of this section 3.2.15 "Claim") (ii) to the best of the knowledge of the Vendor, no threat of such Claim (iii) no outstanding judgments, orders, decrees, writs, injunctions, decisions, rulings or awards against, with respect to, or in any manner affecting, any of Holding, BCC and CLI or their properties and the Acquired Shares.

      3.2.16 Advances - Except as disclosed in Section 1.1.3 of the Disclosure Schedule, Holding, BCC and CLI are not owed any sums of money resulting from loans or advances from any of their directors, officers shareholders, employees or their respective Associates, as such sums will all be paid off before the Closing Date..

      3.2.17 Affiliated Advances - Holding, BCC and CLI do not owe any loans or advances to any of their directors, officers, shareholders, employees or their respective Associates

      3.2.18 Commitment - Holding, except as disclosed in Section 3.2.18 of the Disclosure Schedule, BCC and CLI have not given or agreed to give, or are a party to or bound by, any guarantee of indebtedness, indemnity, bond or suretyship or other obligation of any Person, or any other commitment by which or to which they are contingently responsible.

                  Holding, except as disclosed in Section 3.2.18 of the Disclosure Schedule, BCC and CLI are not party to or bound, either absolutely or on a contingent basis by any comfort letter, understanding or agreement of guarantee, warranty, indemnification, assumption or endorsement, performance bond or any like commitment with respect to the liabilities or obligations of any Person (whether accrued, absolute or otherwise contingent). Except as disclosed in Section 3.2.18 of the Disclosure Schedule, any and all past commitments of this type have been terminated.

      3.2.19 Books and Records - Holding, BCC and CLI's minute books and ledgers of shareholders, transfers and directors contain complete and accurate copies of their Incorporating Documents instruments and copies of all minutes of meetings (where applicable), consent resolutions of the directors and shareholders of Holding, BCC and CLI held since incorporation and the registers therein are current, complete and accurate and such by-laws and resolutions have been duly passed, and there are no other minutes of meetings of directors, of all committees thereof and of all meetings of shareholders than those included in those minute books. All records are maintained, in all material aspects, in accordance with applicable legal requirements.

                  The  share  certificate  books,   registers  of  shareholders,
                  registers of transfers and registers of directors of Holding, BCC and CLI are complete and accurate;

                  The financial books and records of Holding, BCC and CLI (including customer lists, operating data, files, books and records, correspondence, credit information, research materials, contract documents, records of past sales, supplier lists, employee documents, inventory data, accounts receivable data, financial statements and other similar records) have been maintained in accordance with sound business practices and fairly, accurately and completely in all material respects present and disclose in accordance with Canadian GAAP consistently applied (i) the financial position of Holding, BCC and CLI, and (ii) all transactions of Holding, BCC and CLI.

      3.2.20 LIABILITIES - Except as disclosed in the financial statements for the period ended June 30, 2005 of Holding, BCC and CLI, Holding, BCC and CLI do not have any other unpaid indebtedness, liability or obligations of any nature (whether direct, indirect, contingent, accrued, absolute, eventual or other) which should be reflected in the financial statements for the period ended June 30, 2005 of Holding, BCC and CLI or with respect to which a reserve is ordinarily set aside in a balance sheet (including the notes attached to the financial statements of Holding and CLI) prepared in accordance with Canadian GAAP.

      3.2.21 Title to Property - Except as disclosed in the Financial Statements and Section 3.2.21 of the Disclosure Schedule, Holding, BCC and CLI are the exclusive owner of, and have a good and marketable title to, all of their respective assets (whether tangible or intangible) reflected in the Financial Statements or which have been acquired since (other than such assets consumed or disposed of in the ordinary course of business), free and clear of all Liens. There is no agreement, contract, option, commitment, right or privilege or any other right binding upon or which at any time in the future may become binding upon Holding, except as disclosed in Section
                  3.2.21 of the Disclosure Schedule, BCC and CLI to sell, transfer, assign, subject to Liens or in any other way dispose of or encumber any of their assets other than in the ordinary and normal course of Business. There is not now any basis upon which the assets of Holding, BCC and CLI might become subject to any Liens other than in the ordinary and normal course of Business.

      3.2.22 Intellectual Property Rights - Section 3.2.22 of the Disclosure Schedule contains a description of all Intellectual Property Rights used by Holding, BCC and CLI. Such Intellectual Property Rights are valid, subsisting and enforceable.


                  Each of Holding, BCC and CLI is the absolute owner and has the sole and exclusive right to hold and use the Intellectual Property Rights listed as owned by it in Section 3.2.22 of the Disclosure Schedule, including the right to transfer the same, without making any payment to others or granting rights to others in exchange. Except as disclosed in Section 3.2.22 of the Disclosure Schedule, the title of Holding, BCC and CLI to such Intellectual Property Rights is free and clear of any Lien and is not the subject of any conditional sale agreement.


                  There are no assertions or claims challenging the validity of the Intellectual Property Rights of Holding, BCC and CLI and no Person has requested that any of the foregoing execute a license in favour of such third Person to enable Holding, BCC and CLI to use such Intellectual Property Rights and to the best of the knowledge of Vendor and Interveners, no Person is infringing the Intellectual Property Rights of Holding, BCC and CLI.


                  The conduct of the Business by Holding, BCC and CLI to the best of the knowledge of Vendor and Interveners does not infringe upon the patents, trade names or copyrights, or similar rights or property, domestic or foreign, of any Person. As at Closing Date, each of Holding, BCC and CLI will be entitled to the property rights and the use of all trademarks, registered trademarks, brand names or any other Intellectual Property Rights, without having to disburse any amount for said utilization.

      3.2.23 Condition and Sufficiency of Assets - All of Holding, BCC and CLI's tangible assets are of good quality and are (i) in good operating condition and repair, ordinary wear and tear excepted, (ii) not in need of maintenance or repairs (except ordinary or routine maintenance or repairs), (iii) used in connection with the Business, and (iv) adequate and sufficient for the continuing conduct of the Business as it is now conducted.

      3.2.24 Tax Matters - Each of Holding, BCC and CLI has duly and timely filed all tax returns, or other reports on taxes on income, taxes on capital, taxes levied upon corporations or employers or pertaining to any duty payable, to sales or to withholdings required to be filed by it and has paid all Taxes due and payable by it on or prior to the Effective Date hereof and such tax returns or other reports are complete and accurate and disclose all Taxes (and other charges) required to be paid for the periods covered thereby.

                  More particularly, but without limiting the generality of the foregoing:

                  1) There is no agreement, waiver or other arrangement providing for an extension of the period fixed to file a tax return, to pay or remit any Tax or of the period during which the taxation authorities may assess or reassess any of Holding, BCC and CLI.

                  2) Adequate provision has been made in the Financial Statements and the Closing Balance Sheet for all such Taxes payable for the current year up to the Effective Date for which tax returns or other reports are not yet required to be filed;

                  3) There are no actions, suits, proceedings, claims, audits or any administrative procedures against any of Holding, BCC and CLI in respect of any of the Taxes, nor are there any matters under discussion with any federal, state, provincial, local or foreign government or taxing authority, relating to any of the Taxes imposed, levied or assessed by any such government or authority. None of the tax returns of Holding, BCC and CLI has been audited by tax authorities in the last five (5) years;

                  4) Holding, BCC and CLI, with respect to any periods for which tax returns have not yet been required to be filed or for which Taxes are not yet due and payable, have only incurred liabilities for Taxes in the ordinary course of their Business and in a manner and at a level consistent with prior periods.

                  5) All Tax returns of each of Holding, BCC and CLI have been assessed by the Canada Revenue Agency or the Quebec taxation authority or the taxation authority of any other jurisdiction where Holding, BCC and CLI is required to file Tax return, as the case may be, and there are no outstanding waivers of any limitation periods or agreements providing for an extension of time for the filing of any tax return or the payment of any Tax or reassessment of Taxes. Holding, BCC and CLI are not subject to any assessments, levies, penalties or interest with respect to Taxes which will result in any liability on their part in respect of any period ending on or prior to the Closing Date, in excess of the amount to be provided for in their respective Financial Statements.

                  6) Holding, BCC and CLI have never received a refund of Taxes that they were not entitled to receive.

                  7) There are no contingent Tax liabilities or any grounds that could prompt an assessment or reassessment of Holding, BCC and CLI, including, without limitation, aggressive treatment of income, expenses, deductions, credits or other amounts in the filing of earlier or current tax returns, reports, elections, designations or any other related filings.

                  8) Holding, BCC and CLI have withheld from each payment made to any of their past and present shareholders, directors, officers, employees, agents or other persons rendering services to them, whether or not resident in Canada, the amount of all Taxes and other deductions required to be withheld and have paid such amounts when due, in the form required under the appropriate legislation, or made adequate provision for the payment of such amounts to the proper receiving authorities.

                  9) Holding, BCC and CLI have collected from each receipt of their past and present customers (or other persons paying amounts to it) the amount of all Taxes required to be collected and have remitted such Taxes (including, for greater certainty, any amount to be collected and remitted under the Excise Tax Act (Canada) and any sales Tax under any applicable provincial Laws) when due, in the form required under the appropriate legislation or made adequate provision for the payment of such amounts to the proper receiving authorities.

                  10) Holding, BCC and CLI do not have and have not had, within seven (7) years of the date hereof, a "permanent establishment" within the meaning of Section 400 of the Income Tax Regulations (Canada) outside Quebec.

                  11) Holding, BCC and CLI have not been and are not currently required to file any returns, reports, elections, designations or other filings with any taxation authority located in any jurisdiction outside Canada. There are no pending, proposed or threatened claim by any governmental body in any jurisdiction in which Holding, BCC and CLI do not pay Taxes or file tax returns to the effect that Holding, BCC or CLI are required to pay Taxes or file tax returns in such jurisdiction.

                  12) Within the applicable limitation period under the Tax Act, Holding, BCC and CLI have not acquired or had the use of property for proceeds greater than the fair market value thereof from, or disposed of property for proceeds less than the fair market value thereof to, or received or performed services for other than the fair market value from or to, or paid or received interest or any other amount other than at a fair market rate to or from, any person with whom it does not deal at arm's length within the meaning of the Tax Act.

                  13) Within the applicable limitation period under the Tax Act, Holding, BCC and CLI have not benefited at any time from a forgiveness of debt or entered into any transaction or arrangement (including conversion of debt into shares) which would have resulted in the application of Sections 80 to 80.04 of the Income Tax Act (Canada).

                  14) Holding, BCC and CLI have not made any elections or designations for purposes of the Act including, for greater certainty, any election under Sections 83 or 85 of the Income Tax Act (Canada) or any relevant similar provision of any provincial taxing statute, or for purposes of any administrative ruling or notices or administrative practices pursuant to the Tax Act or any such statute.

                  15) Holding, BCC and CLI represent and warrant that they are not "non-resident of Canada" within the meaning of the Taxation Act (Quebec) or the Income Tax Act (Canada);

                  16) There are no actions, suits or other proceedings or audits, by any governmental authority, or claims in progress, pending or, to the best knowledge of the Vendor, threatened against Holding, BCC and CLI in respect of any Taxes, governmental charges or assessments and, in particular, there are no currently outstanding reassessments which have been issued by any governmental authority relating to any such Taxes, governmental charges and assessments.

      3.2.25 Commercial Contracts - Section 3.2.25 of the Disclosure Schedule contains a true and complete (list of all current customers for each of BCC and CLI. All contracts with such customers have been concluded in accordance with the Laws applicable to BCC and CLI.

                  None of the commercial contracts to which BCC and CLI respectively are a party or by which they are bound contain any provisions providing for rebates or discounts on fees or commissions which would entitle a customer to a refund or credit for services rendered prior to the Closing Date.

                  To the best knowledge of the Vendor, there are no performance related criteria included in any customer contract of BCC and CLI.

                  The Vendor guarantees to the Purchaser that there will be no written cancellation notices in hand or relating to any commercial contracts as of the Effective Date. The Vendor further guarantees to the Purchaser that to the best of its knowledge, there is no threat of such written cancellation notices or relating to any commercial contracts as of the Effective Date. While the Purchaser acknowledges and accepts the risk related to the keeping in force of Holding, BCC and CLI accounts after the Effective Date, the Vendor, Talbot and Laframboise shall exercise its best efforts to ensure the smooth transition of the BCC and CLI accounts.

      3.2.26 Material Contracts - Section 3.2.26 of the Disclosure Schedule contains a complete list of all written and verbal material contracts, agreements, indentures, instruments and commitments to which Holding, BCC and CLI are a party or by which they are bound, other than employment agreements with key personnel listed in Section 3.2.33 of the Disclosure Schedule (collectively the "MATERIAL CONTRACTS").

                  For the purpose of Section 3.2.26 of the Disclosure Schedule, a contract is material if, under said Material Contract, the aggregate value of the contract exceeds ten thousand dollars ($10,000) or if Holding, BCC and CLI have to fulfil obligations that will cost over ten thousand dollars ($10,000) within any twelve (12) month period.

                  Without limitation to the foregoing, Holding, BCC and CLI shall have obtained, prior to the Closing Date, the approval of the persons listed in Section 3.2.1of the Disclosure Schedule, if required under any Material Contract.

                  Upon Closing or in a reasonable delay thereafter, no new Material Contract shall bind Holding, BCC and CLI to the Vendor and/or any of its affiliates which is not entered in the ordinary course of business.

                  Except  as  disclosed  in  Section  3.2.26  of the  Disclosure
                  Schedule,   Holding,  BCC  and  CLI  (i)  have  performed  all
                  obligations required to be performed under any Material Contract; (ii) are not in default or in breach of any Material Contract or commitment to which they are a party or by which they are bound and there exists no condition, event or act which, with the giving of notice or lapse of time or both would constitute such a default or breach, and (iii) all contracts and commitments are in good standing and in full force and effect and Holding, BCC and CLI are entitled to all benefits thereunder.

      3.2.27 Compensation - Holding, BCC and CLI have not incurred any obligation or liability, contingent or otherwise, for finder's fees, brokerage fees or other similar forms of compensation with respect to the Transaction herein contemplated.

      3.2.28 Indebtedness - Except as disclosed in Section 3.2.28 of the Disclosure Schedule, Holding, BCC and CLI have no outstanding bonds, debentures, mortgages, notes, shareholder's loans or other evidence of indebtedness other than trade payables and Holding, BCC and CLI are not bound under any agreement to create or issue any bonds, debentures, mortgages, notes, shareholder's loans or other indebtedness.

      3.2.29 Leases - Section 3.2.29 of the Disclosure Schedule is a true and complete list of all leases of premises to which Holding, BCC and CLI are party. All such leases are in good standing and in full force and effect without amendment thereto and the premises subject to said leases are in good condition and are fully and entirely useable for the purposes for which they were primarily leased, and CLI is entitled to all benefits under such leases. Vendor represents to the Purchaser that the lease of the Boulevard Rene-Levesque office shall be cancelled prior to the Closing Date, the whole as evidenced in the comfort letter attached in section 3.2.29 of the Disclosure Schedule.

      3.2.30 Insurance - All insurance policies and insurance coverage maintained during the last three (3) years by Holding, BCC and CLI including all insurance policies and insurance coverage that are currently maintained for Holding, BCC and CLI, the coverage under such policies being in full force and effect and Holding, BCC and CLI are in good standing under such policies and a list of all claims, pending or not, covered by such insurance policies or insurance coverage are listed in
                  Section 3.2.30 of the Disclosure Schedule.

                  The coverage under each such policy is in full force and effect, Holding, BCC and CLI are in good standing under such policies and have not received any notice of breach, cancellation or non-renewal of such policies.

                  Holding, BCC and CLI have not received written notice of any fact, condition or circumstance which might reasonably form the basis of any claim against Holding, BCC and CLI which (i) are not fully covered by insurance (subject to deductibles) maintained by or for Holding, BCC or CLI, or (ii) would result in any increase in insurance premiums payable by Holding, BCC or CLI.

      3.2.31 Environmental Matters - Each of Holding, BCC or CLI has at all time conducted, held and used and are continuing to conduct, hold and use its affairs and properties and the Business in accordance with all applicable Laws relating in whole or in part to the environment or its protection.

                  At no time have any contaminants or hazardous materials been released, emitted, discharged, deposited, issued, sprayed, injected, abandoned, buried, spilled, incinerated, disposed, leaked, poured, emptied, dumped, or placed on, in, under or adjacent to any immoveable, real property, including storage tanks owned or used by Holding, BCC or CLI.

      3.2.32 Laws - Since incorporation, Holding, BCC or CLI have conducted and are conducting their Business in compliance with all Laws, and are not in breach of any such Laws.

      3.2.33 Employee Matters - Holding, BCC and CLI are in compliance with all applicable Laws relating to employment matters, including, without limitation, an Act respecting Labour Standards, the Canada Labour Code, if applicable, the Quebec Charter of Human Rights and Freedoms and an Act respecting Occupational Health and Safety as well as any provisions thereof relating to wages, hours, holiday reserve fund, illness reserve fund, and provincial and collective bargaining. Section 3.2.33 of the Disclosure Schedule states the names of all Holding, BCC and CLI employees and subcontractors, their status (part-time, full time, worker's compensation, long-term disability, short-term disability), their hiring date and term of employment. The employee files of each of CLI and BCC contain each employee's social insurance numbers and correct and complete details of each employee's annual and hourly wages. There has never been and there is not presently pending or existing any strike, slowdown, picketing, work stoppage, labour arbitration or proceeding threatening Holding, BCC or CLI in respect of any employee grievance or any past employee or other labour dispute against or affecting Holding, BCC or CLI. No fact, condition or circumstance exists which could provide the basis for any legal work stoppage or other labour dispute. There is no lockout of any employee by Holding, BCC and CLI, nor is any such action contemplated by Holding, BCC or CLI, there is currently no association of employees or certified association or union representing any or all employees of Holding, BCC or CLI and none of these parties is currently part of or party to any collective bargaining agreement with any of their employees nor is there any labour union certification or pending union certification as per the applicable Laws.

                  Holding, BCC and CLI have valid employment agreements with all of their key management personnel and said personnel are not and have not in the past been inaccurately deemed or treated as consultants of Holding, BCC or CLI.

      3.2.34 Benefit Plans - Other than as listed in Section 3.2.34 of the Disclosure Schedule, Holding, BCC and CLI are not party to or bound by any pension, retirement, bonus, profit sharing, compensation, incentive, stock purchase, stock option, stock appreciation, severance, change-of-control, savings, thrift, insurance, medical, hospitalization, disability, death or other similar program, or practice providing directors, officers, shareholders or employee benefits (the "BENEFIT PLANS").

      3.2.35 Bank Accounts and Powers of Attorney - Holding, BCC and CLI have no bank accounts or accounts at any trust companies or similar institutions, except those listed in Section 3.2.35 of the Disclosure Schedule, which is a true and complete list of such accounts showing, where applicable: (i) the name of each bank, trust company or similar institution in which Holding, BCC and CLI have accounts or safety deposit boxes and the names of all persons authorized to draw thereon or to have access thereto; (ii) the name of each Person with whom each of Holding, BCC and CLI maintain an account or safety deposit box and the names of all Persons authorized to draw thereon or to have access thereto; and (iii) the name of each Person holding a general or special power of attorney from Holding, BCC or CLI and a summary of the terms thereof.

      3.2.36 Equipment and motor vehicles - The list of equipment and motor vehicles disclosed in Section 3.2.36 of the Disclosure
                  Schedule is a true and complete list of all equipment and motor vehicles owned or leased by Holding, BCC or CLI.

      3.2.37 Insolvency - Holding, BCC and CLI are not insolvent and have not (i) committed an act of bankruptcy, (ii) proposed a compromise or arrangement to their creditors, (iii) had any petition for a receiving order in bankruptcy filed against either of them, (iv) taken any proceeding to have themselves declared bankrupt or wound-up, (v) taken any proceeding to have a receiver appointed with respect to any part of their assets, (vi) had any Person holding an encumbrance take possession of any part of their property, and (vii) had any execution or distress become enforceable or become levied upon any of their property or assets;

      3.2.38 Financial Statements - The Financial Statements, other than the Financial Statements described in item (v) of the definition of Financial Statements, fairly, accurately and completely in all material respects present and disclose, in accordance with Canadian GAAP or US GAAP, as the case may be, on a basis consistent with prior fiscal years and accurately represent the financial conditions, as the case may be, (i) the assets, liabilities and obligations (whether direct, indirect, accrued, contingent, absolute or otherwise), income, losses, retained earnings, reserves and financial position of Holding, BCC and CLI, and (ii) the results of their operations, and (iii) the changes in their financial position, all as at the dates and for the periods therein specified.

      3.2.39 Accounts Receivable - Provided that the representation under this section 3.2.39 have not already been addressed under
                  ARTICLE 2 hereof, all Accounts Receivable of Holding, BCC and CLI are bona fide, result from their Business and have been properly recorded in the ordinary course of business and, subject to allowance for doubtful accounts to be reflected on Financial Statements and Closing Balance Sheet, one hundred percent (100%) of the Accounts Receivable will be good and collectible in full within ninety (90) days from the Closing Date.

      3.2.40 Credit Cards - Section 3.2.40 of the Disclosure Schedule lists any and all corporate credit cards issued in the name of BCC and CLI. The Vendor undertakes to cancel all credit cards of Holding, BCC and CLI issued to Vendor before the Effective Date as required by the Purchaser.

      3.2.41 Suppliers - Section 3.2.41 of the Disclosure Schedule contains a complete list of all written and verbal supplier contracts, agreements and commitments to which Holding, BCC and CLI are Parties or by which they are bound. Except as disclosed in
                  Section 3.2.41 of the Disclosure  Schedule,  Holding,  BCC and
                  CLI, (i) are in good standing, (ii) have performed all of their respective obligations, and (iii) are not in default under, or in breach of, any of such contracts, agreements and commitments except for a default or breach which would not have a an Adverse Effect on any such agreements and commitments.

      3.2.42 No Unusual Transactions - Other than a dividend to be declared and paid by Holding to the Vendor as of the day before the Closing Date in an amount equal to the excess of the Working Capital of Holding, CLI and BCC above $500,000 (as well as an equivalent dividend that may be declared and paid by CLI and/or BCC to Holding on such date), since October 31, 2005, Holding, BCC and CLI have conducted their Business in the ordinary course and, without limiting the generality of the foregoing, have not, other than as disclosed in Section 3.2.42 of the Disclosure Schedule;

                  Except as otherwise stipulated herein, made or assumed any commitment, obligation or liability which is outside the usual and ordinary course of its business;

                  1) ceased to operate their activities and to carry on their Business as heretofore carried on nor have Holding, BCC and CLI failed to maintain all of their properties, rights and assets consistently with past practices or to do any and all things reasonably necessary and within their power to retain and preserve the goodwill of their Business;

                  2) except as otherwise stipulated herein, sold or otherwise in any way alienated or disposed of any of their assets other than in the ordinary course of business and in an manner consistent with past practices;

                  3) split, combined or reclassified any of their shares, or redeemed, retired, repurchased or otherwise acquired shares in Holding, BCC and CLI's capital stock or other corporate security, or reserved, declared, made or paid any dividend, or made any other distributions or appropriations of profits or capital;

                  4)    discharged  any  secured  or  unsecured   obligation  or
                        liability (whether accrued, absolute, contingent or otherwise), other than obligations and liabilities discharged in the ordinary course of business and in a manner consistent with past practices;

                  5)    waived  or  cancelled   any  material   claim,   account
                        receivable, trade account, or right outside the ordinary course of business;

                  6) made any change, outside of the ordinary course of their Business, in the rate or form of compensation or remuneration payable or to become payable to any of their shareholders, directors, officers, employees or agent, or taken or suffered any actions with respect to unionization of their employees;

                  7) made any capital expenditure, other than in the ordinary course of Business;

                  8)    made any  change  in  their  accounting  principles  and
                        practices as utilized in the preparation of the Financial Statements and Closing Balance Sheet, or
                        granted to any customer any special allowance or discount, or changed its pricing, credit or payment policies, other than in the ordinary course of Business;

                  9) made any loan or advance except in the ordinary course of Business, or assumed, guaranteed or otherwise became liable with respect to the liabilities or obligations of any Person;

                  10) suffered any extraordinary losses whether or not covered by insurance;

                  11) except as otherwise stipulated herein, modified their constitutive instruments, by-laws or capital structure, except as otherwise disclosed herein;

                  12)   suffered  any  material  shortage  or any  cessation  or
                        interruption   of  inventory   shipments,   supplies  or
                        ordinary services;

                  13) discharged any director or auditor or terminated any officer;

                  14) incurred any indebtedness (including off-balance sheet indebtedness) other than to trade creditors in the ordinary course of business and in a manner consistent with past practices;

                  15) purchased or otherwise acquired any corporate security or proprietary, participatory or profit interest in any entity;

                  16) issued, sold or otherwise disposed of any shares of their capital stock or any warrants, rights, bonds, debentures, notes or other corporate security;

                  17)   paid  or  made  payable  to any of  their  shareholders,
                        directors, officers or employees any amount, compensation, fees, extraordinary salary or wage, or profit sharing plan or granted to such Persons any incentive, revenue or profit participation, or other benefit over and above the base salary, if any, of such Persons;

                  18) purchased or otherwise acquired any corporate security or proprietary, participatory or profit interest in any Person;

                  19) modified or changed in any material manner their Business organization or their relationship with their suppliers, customers or others having business relations with Holding, BCC and CLI;

                  20) authorized, agreed or otherwise committed to any of the foregoing; or

                  21) entered into new debts, charges or any other liabilities except in the ordinary course of business and is free of such debts. To the best knowledge of the Vendor, Holding, BCC and CLI are not aware of any legislation, regulations or probable legislative regulatory changes which would have a Adverse Effect on the Business, prospects or operations of Holding, BCC and CLI;

      3.2.43 Miscellaneous The Vendor has disclosed and provided Garda all material information and material facts relating to Holding, BCC and CLI and its assets, Business, liabilities, financial situation and undertakings and such material information and material facts are true, complete and correct as at the time disclosed. None of the representations or warranties made by the Vendor under this Section 3.2 and the Disclosure Schedule, contains, any false representation or declaration.

                  The Vendor has made or caused to be made due inquiry with respect to (i) each representation and warranty contained in this Agreement, (ii) the Disclosure Schedule, and (iii) any certificates or other documents referred to herein or furnished to Purchaser pursuant hereto, and none of the aforesaid representations and warranties contains, any untrue statement of a lack or omits to state a fact necessary to make such representation or warranty, not misleading.

3.3   REPRESENTATIONS AND WARRANTIES OF GARDA WORLD


      Garda World represents and warrants to the Vendor as follows and acknowledges that the Vendor is relying upon such representations and warranties:

      3.3.1       Due   Incorporation  -  Garda  World  is  duly   incorporated,
                  organized and a subsisting corporation under the laws of Canada;

      3.3.2 Due Authorization - Garda World has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, particularly to issue the Garda Shares;

      3.3.3 Enforceability - This Agreement when duly executed and delivered by Garda World, will constitute a legal, valid and binding obligation of Garda World enforceable against Garda World in accordance with their terms and conditions.

      3.3.4 Garda Shares - subject to the conditions contained in the present Agreement, the Garda Shares shall be issued in compliance with securities law. All governmental and stock exchange authorities' approvals required have been obtained.

                  Notwithstanding any provisions to the contrary in this Agreement, half the Garda Shares issued in accordance with the second paragraph of Section 2.3.3, shall be liberated and freely tradeable, at the earliest, on the first one-year anniversary date hereof and the second half on the second one-year anniversary date hereof.

                              ARTICLE 4 COVENANTS

4.1   NON-COMPETITION

      Each of the Vendor and Talbot shall not, for a period of five (5) years from the Closing Date on their own behalf or on behalf of any Person, whether directly or indirectly, in any capacity whatsoever, alone, through or in connection with any Person, carry on or be engaged in or have any financial or other interest in or be otherwise commercially involved in any endeavour, activity or business in all or part of the Territory which is directly or indirectly in competition, in whole or in part, with the Business and the consultation (security) and investigations, physical security, employment background check and cash handling services of Garda.

      Laframboise shall not, for a period of three (3) years from the Closing Date on their own behalf or on behalf of any Person, whether directly or indirectly, in any capacity whatsoever, alone, through or in connection with any Person, carry on or be engaged in or have any financial or other interest in or be otherwise commercially involved in any endeavour, activity or business in all or part of the Territory which is directly or indirectly in competition, in whole or in part, with the Business and the consultation and investigations, physical security, employment background check and cash handling services of Garda.

4.2   NON-SOLICITATION OF CUSTOMERS

      Each of the Vendor and the Interveners shall not, for a period of five (5) years from the Closing Date, on his own behalf or on behalf of any Person, whether directly or indirectly, in any capacity whatsoever, alone, through or in connection with any Person, for any purpose which is directly or indirectly in competition, in whole or in part, with the Business, solicit or assist in the soliciting of any part, any Person which prior to the Closing Date was a customer of BCC or CLI.

4.3   NON-SOLICITATION OF EMPLOYEES

      Each of the Vendor and the Interveners shall not in the Territory, for a period of five (5) years from the Closing Date, on his own behalf or on behalf of any other Person, whether directly or indirectly, in any capacity whatsoever, alone, through or in connection with any Person:

                  1) employ, offer employment to or solicit the employment or engagement of or otherwise entice away from the employment of Holding, BCC and CLI or Garda or any successor to the Business, any individual who is employed by Holding, BCC and CLI at the time of the termination of his employment or who was employed by Holding, BCC and CLI at any time within twelve (12) months of the termination of the employment;

                  2) assist any person to employ, offer employment or solicit the employment or engagement of or otherwise entice away from the employment of Holding, BCC and CLI , any individual who is employed by Holding, BCC and CLI at any time during the twelve (12) months following the Closing Date.

4.4   CONFIDENTIAL INFORMATION

      4.4.1 For purposes of this Section, "CONFIDENTIAL INFORMATION" means any information concerning the Business, including but without limiting the generality of the foregoing, any customer list, price list, supplier list or agent list, research report, market study and plan, any protectable technology, know-how and copyrightable material, products design and development, trade secret, invention, improvement, and enhancement (whether patentable or not), patent or patent application, or any other information concerning the Business, its manner of operation, its plans, policies, processes, strategies, or other data, provided that such information is specifically marked or identified as being confidential.

      4.4.2 Each of the Vendor and the Interveners undertake and shall cause its officers, directors and representatives, as the case may be, for a period of five (5) years from the execution of this Agreement, to hold in strict confidence and will not use any Confidential Information with respect to the Business unless said information (i) is or has been generally available to the public by any means, through no fault of the Interveners and the Vendor or their employees, officers, directors or representatives and without breach of this Agreement, or (ii) is currently in the possession of the recipient without restriction and prior to any disclosure hereunder, as appropriately evidenced, or (iii) is lawfully received by the recipient from a third Party without an obligation of confidentiality upon the recipient, or (iv) is developed independently by employees, consultants or contractors of the recipient without use of confidential information disclosed hereunder, or (v) is required to be disclosed by an order of a court or governmental agency (provided however that the recipient shall first have given notice to the Interveners and the Vendor and allow it to make a reasonable effort to obtain a protective order or other confidential treatment for the Confidential Information) or
                  (vi) is already in the public domain or (vii) required to be disclosed pursuant to applicable securities legislation or any other Law.

      4.4.3 If a court of competent jurisdiction would otherwise determine all or any portion of the terms of ARTICLE 4 to be invalid or unenforceable in the circumstances, the portions which would otherwise be held invalid or unenforceable shall, automatically and without further act on the part of the Parties, but only as regards to those matters before said court, be reduced in scope or duration of time to such an extent that said court would hold the same to be enforceable in the circumstances before said court.

4.5   ACCESS TO BOOKS AND RECORDS AND FINANCIAL STATEMENTS

      Upon written request to the Purchaser, the Purchaser shall provide the Vendor and its representatives with reasonable access to the books and records and financial statements of Holding, CLI and BCC (before the Transaction) and all related files and information in Holding, CLI and BCC's possession or in the work files of the auditors of the Purchaser as required to allow the Vendor to prepare financial statements and to permit the Vendor's auditors to render an opinion on such financial statements and to permit the Vendor to comply with any filing or other requirement applicable under securities legislation.

4.6   PENALTY

      Any breach of the  non-competition or  non-solicitation  clauses at 4.1 to
      4.3 by any of the Vendor will result in the Offender being liable for a penalty of two hundred and fifty thousand dollars ($250,000) (the "PENALTY") on the offender without prejudice to any other proceedings or recourses available to Garda. The Penalty will be paid upon the expiry of a five (5) day delay following the receipt of a notice of default if such default is not remedied within such delay. In the latter case, Penalty will be increased by imposing another penalty (the "OTHER PENALTY") amount of five thousand dollars ($5,000) per day of default that the breach of the non-competition or non-solicitation or confidentiality clauses at 4.1 to 4.3 lasts. The Penalty and Other Penalty shall not be considered as stipulated penalties.

      Such Penalty and Other Penalty are payable to the Purchaser by the Vendor or the Interveners at the latest five (5) Business Days from the receipt by the offender of a notice of default, and such Penalty and Other Penalty bear interest from such receipt at Prime Rate increased by five (5) points, calculated on a daily basis.

      The Vendor and the Interveners acknowledge that there is a direct link between the Purchase Price and the clauses of non-competition and of non-solicitation mentioned above. Therefore, the Vendor and the Interveners acknowledge that any breach to anyone of these clauses will allow Garda to claim a reduction of the Purchase Price and the reimbursement of any exceeding amount paid to the offender, without prejudice to the rights of Garda, Holding, BCC and CLI to claim the payment of the Penalty and of the Other Penalty.

              ARTICLE 5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES

5.1   REPRESENTATIONS AND WARRANTIES OF GARDA AND GARDA WORLD

      The representations and warranties of Garda and Garda World contained in this Agreement or in any certificate delivered or given pursuant to this Agreement or in the Disclosure Schedule shall survive the completion of the Transaction contemplated by this Agreement, and notwithstanding such completion or any investigation made by or on behalf of the Vendor or any knowledge by the Vendor of any incorrectness in, or breach of, such representations or warranties, shall continue in full force and effect for the benefit of the Vendor for a period of three (3) years from the Closing Date, except for any representation and warranty in respect of which a claim based on fraud is made which shall, in each case, be unlimited as to duration.

5.2   REPRESENTATIONS AND WARRANTIES OF THE VENDOR

      The representations and warranties of the Vendor contained in this Agreement or in any certificate delivered or given pursuant to this Agreement or in the Disclosure Schedule shall survive the completion of the Transaction contemplated by this Agreement, and notwithstanding such completion or any investigation made by or on behalf of Garda or any knowledge of Garda of any incorrectness in, or breach of, such representations or warranties, shall continue in full force and effect for the benefit of Garda, Holding, BCC and CLI for a period of three (3) years from the Closing Date, (i) except for any representation and warranty in respect of which a claim based on fraud is made which shall, in each case, be unlimited as to duration; (ii) except for any representations and warranties relating to any Tax matters which shall survive until the last date on which the relevant tax authority is entitled to assess or reassess Holding, BCC and CLI with respect to such Tax matters.

                           ARTICLE 6 INDEMNIFICATIONS

6.1   INDEMNIFICATION BY VENDOR

      The Vendor covenants and agrees to indemnify and save harmless Garda, Holding, BCC and CLI of and from any losses, debts, damages, liabilities, expenses, claims, demands or costs (including all legal costs on a solicitor-client basis) suffered or incurred by Garda, Holding, BCC and CLI directly or indirectly, as a result of or arising out of any breach of their respective representations, warranties, covenants or agreements contained in this Agreement, in any certificate delivered pursuant to this Agreement or document included in the Disclosure Schedules. (collectively, the "LOSS").

6.2   NOTIFICATION BY GARDA, HOLDING, BCC AND CLI

      Promptly upon obtaining knowledge thereof, Garda, Holding, BCC and CLI (the "Indemnified Party"), as the case may be, shall forthwith notify the Vendor and the Trustee of any Loss for which the Vendor may be liable under Section 6.1 hereof and the Vendor shall have the right to undertake or to participate in any negotiations with respect thereto

      The Indemnified Party, as the case may be, shall forthwith notify the Vendor of any cause which has given or could give rise to indemnification under this ARTICLE 6. The omission to so notify the Vendor shall not relieve the Vendor from any duty to indemnify and hold harmless which otherwise might exist with respect to such cause unless (and only to that extent) the omission to notify materially prejudices the ability of the Vendor to exercise its right to defend provided in this ARTICLE 6.

6.3   COMPENSATION BY THE VENDOR

      Subject to the provisions of Section 6.7, Garda, Holding, BCC and CLI shall have the right to claim from the Vendor any Loss incurred according to the procedure set forth in Section 6.4 herein, and receive as a result compensation for the Loss and other related damages incurred as a result of the breach. Notwithstanding the foregoing, upon reception of a notice as contemplated in Section 6.2, the Vendor shall compensate Garda, Holding, BCC and CLI, as the case may be, in accordance with the procedure described in 6.4 herein.

6.4   PROCEDURE

      6.4.1       Should  the  Loss  or  the  amount   claimed,   other  than  a
                  third-party claim, be contested by the Vendor the following procedure shall apply:

                  1) within ten (10) days of receipt by Vendor of the notice provided under Section 6.2, the Vendor shall notify Garda, Holding, BCC and CLI, as the case may be, of Vendor's intention to dispute the Loss. Said notice shall specify the basis for each objection and the dollar amount involved.

                  2)    If any such dispute has not been resolved within fifteen
                        (15) calendar days following the date on which the Vendor's notice is received by Garda, Holding, BCC and CLI, as the case may be, then either Party may refer such unresolved matters to independent arbitration for resolution. The determination of the independent arbitrator shall be made within ten (10) calendar days after all concerned parties have received the initial notice. The decision of the arbitrator shall be final and binding on all Parties. Should the Parties fail to agree upon the determination of the independent arbitrator within such ten (10) day period, the Parties agree to refer the matter to the competent Courts of Quebec.

                  3) All fees, costs and disbursements of the arbitration shall be borne by the succumbing Party.

      6.4.2 Should the Loss or amount claimed be a third-party claim, the following procedure shall apply:

                  1) If any legal proceeding shall be instituted or any claim or demand shall be asserted by a third party against the Indemnified Party (each a "Third Party Claim"), then the Vendor shall have the right, after receipt of the Indemnified Party's notice under Section 6.2 and upon giving notice to the Indemnified Party within ten (10) calendar days of such receipt, to defend the Third Party Claim at its own cost and expense with counsel of its own selection, but satisfactory to the Indemnified Party, provided that:

                        a) the Indemnified Party shall at all times have the right to fully participate in the defense;

                        b) the Third Party Claim seeks only monetary damages and does not seek any injunctive or other relief against the Indemnified Party;

                        c) the Vendor shall take all steps necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof; and

                        d) the Vendor, with respect to such Third Party Claim, acknowledges in writing to the Indemnified Party the Indemnified Party's right to indemnification pursuant hereto to the extent provided herein and provides assurances, reasonably satisfactory to such Indemnified Party, that the Vendor will be financially able to satisfy such claim and all related costs to the extent provided herein if such Third Party Claim is decided adversely.

                        e) Amounts payable by the Vendor pursuant to a Third Party Claim shall be paid in accordance with the terms of the settlement or, the judgment, as applicable, but in any event prior to the expiry of any delay for a judgment to become executory.

                  2) The Indemnifying Party shall not compromise and settle or cause a compromise and settlement of any Third Party Claim without the prior written consent of the Indemnified Party, unless

                        a) the terms of the compromise and settlement require only the payment of money and do not require the Indemnified Party to admit any wrongdoing or take or refrain from taking any action; and

                        b) the Indemnified Party receives, as part of the compromise and settlement, a legally binding and enforceable unconditional satisfaction or release, which is in form and substance satisfactory to the Indemnified Party, acting reasonably, from any and all obligations or liabilities it may have with respect to the Third Party Claim.

                  3)    If the Indemnifying Party fails:

                        a) within thirty (30) calendar days from receipt of the notice of a Third Party Claim to give notice of its intention to defend the Third Party Claim in accordance with Section 6.4; or

                        b)    to comply at any time with Sections 6.4.2 1) d) or
                              e),

      then the Indemnifying Party shall be deemed to have waived its right to defend the Third Party Claim and the Indemnified Party shall have the right (but not the obligation) to undertake the defense of the Third Party Claim and to compromise and settle the Third Party Claim on behalf, for the account and at the risk and expense, of the Indemnifying Party.

      If the Indemnifying Party does not or cannot assume the defense of any Third Party Claim in accordance with the terms of this Section 6, the Indemnified Party may defend against such Third Party Claim in such manner as it may deem appropriate, including settling such Third Party Claim after giving notice of the same to the Indemnifying Party, on such terms as such Indemnified Party may deem appropriate.

6.6   DEFENSE

      The Vendor at all times has the right at its sole and only expense to dispute and contest any Loss for which it may be liable hereunder provided, however, that with respect to any reassessment for income, corporate, sales, excise or other tax, Vendor's right to so contest shall only apply after the payment of any such reassessment, if such payment is required by applicable law. The payment of any such reassessment by any of the Vendor on behalf of Holding, BCC and CLI, as the case may be, shall be repaid to the Vendor if repaid by the taxing authority, and the Vendor shall execute any instruction of payment in that connection. Garda, Holding, BCC and CLI, as the case may be, shall reasonably cooperate with the Vendor and its counsel in any proceeding with respect to any such Loss.

6.7   LIMITATION OF LIABILITY

      Notwithstanding any provision of this Agreement, the Vendor's liability for indemnification hereunder with respect to any misrepresentations, breaches of warranty or failure to fulfill any covenants or agreement hereunder shall be limited three million nine hundred thousand dollars ($3,900,000).

      The Purchaser shall not instigate proceedings under section 6.4 hereof, until Losses have reached the aggregate amount of twenty-five thousand dollars ($25,000). Should Losses exceed twenty-five thousand dollars ($25,000), Vendor shall indemnify the Purchaser for the full and total Losses amount.

6.8   CALCULATION OF LIABILITY

      The liability of the Vendor hereunder shall in all cases be calculated after taking into account (i) any tax benefit actually received by any indemnified Party, each such indemnified Party hereby agreeing to avail itself of any available tax benefits to the extent reasonably practicable,
      (ii) any taxes payable by the indemnified Party as a result of the indemnification of such indemnify Party.


      In the event that the Vendor shall make a payment pursuant to this Section to an indemnified Party with respect to a claim as to which said indemnified Party would have a claim for recovery against one or more third parties, then the Vendor shall be subrogated to the extent of such payment to all the rights of the indemnified Party against said third party or parties and said indemnified Party shall execute such documents and take such action as may be requested by the Vendor to secure such rights, including without limitation, the execution of documents necessary to enable the Vendor effectively to bring suit to enforce such rights.

6.9   CUMULATIVE

      The rights of indemnification contained in this Agreement are cumulative and are in addition to every right or remedy of the Parties available under the Law or otherwise.

                               ARTICLE 7 CLOSING


7.1   CLOSING ARRANGEMENTS

      The Closing shall take place at the offices of attorneys Seguin Racine, 3030, Le Carrefour Blvd., Suite 1002, Laval, Quebec, Canada at the Closing Date or at such other time or place as the Parties hereto may mutually agree in writing.

7.2   DELIVERIES BY GARDA AND GARDA WORLD

      At or before the Closing Date, the Vendor, Talbot and Laframboise, as the case may be, shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to Garda and Garda World all documents, instruments and things which are to be delivered by the Vendor, Talbot and Laframboise, as the case may be, pursuant to the provisions of this Agreement, and Garda and Garda World shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to the Vendor, Talbot and Laframboise, as the case may be, all documents, instruments and things which Garda and Garda World are to deliver or to cause to be delivered pursuant to the provisions of this Agreement.

7.3   DELIVERIES BY THE VENDOR

      In addition to conditions stipulated elsewhere in this Agreement, the obligations of Garda and Garda World hereunder shall be subject to the performance by Vendor and Holding, as the case may be, of their obligations hereunder and the following:

                  1) At the Closing Date, upon fulfillment of all of the conditions set out herein, the Vendor shall deliver to Garda certificates representing the Acquired Shares to be transferred to Garda pursuant to Section 2.1 hereof, duly endorsed for transfer and shall have delivered to Garda certified resolutions of the directors of each of the Vendor and Holding approving the Transaction contemplated herein;

                  2) At the Closing Date, the Vendor shall deliver proof satisfactory to Garda that the Working Capital of Holding, BCC and CLI is no less than five hundred thousand dollars ($500,000);

                  3) Garda shall have received a certificate, dated the Closing Date and signed by any two officers of the Vendor and Talbot and Laframboise for CLI certifying that (i) the Vendor has complied with all terms and conditions of this Agreement to be complied with by the Vendor at or prior to the Closing Date; (ii) the representations and warranties of the Vendor contained in this Agreement are true and correct in all material respects as of the Closing Date but immediately prior to Closing with the same force and effect as if made at such time; (iv) there has been no actual, contemplated or threatened Material Adverse Effect with respect to Holding, BCC and CLI;

                  4) Garda shall have received at the Closing Date favourable legal opinions from counsel for Holding, BCC and CLI, dated the Closing Date and in a form and of scope to the satisfaction of Garda and Garda's counsel, it being understood that such opinion shall include customary corporate and legal representations regarding Holding, BCC and CLI as well as confirmation of the legal binding effect of this Agreement no later than the Closing Date;

                  5) Vendor shall have delivered proof to Garda, in form and substance satisfactory to Garda, of the effective termination of the employment agreements between CLI and each of Laframboise and Talbot and general releases [BCC/CLI] therefrom by Laframboise and Talbot;

                  6) Vendor shall have delivered proof to Garda, in form and substance satisfactory to Garda, of the effective settlement of the debentures issued by Vendor to each of Talbot and Laframboise including release regarding said debentures; and

                  7) Directors of Holding, BCC and CLI then resign from such office, effective on the Closing Date and sign a release regarding any and all proceedings, action, lawsuit or any other claim that they may have against Holding, BCC and CLI.

7.4   CLOSING CONDITIONS OF GARDA AND GARDA WORLD


      The obligation of Garda and Garda World to complete the purchase of the Acquired Shares is subject to the following conditions, each and every one of which shall be performed or satisfied to Garda and Garda World's reasonable satisfaction:

                  1) The Vendor shall assume, until the end of the current term, and transfer to its name the lease for the premises located at 2, Place Laval, suite 350, in the city of Laval, Province of Quebec, entered into by CLI and deliver to Garda a letter from landlord, in form and substance satisfactory to Garda, approving the transfer and releasing CLI of all and any obligations under the lease as at Closing Date;

                  2) at the Closing Date, the conditional approval of the Toronto Stock Exchange for the listing of the Garda Shares in partial payment by Garda World of the purchase price;

                  3) at the Closing Date, the representations and warranties contained in the Agreement shall be true and correct in all material respects and Vendor and CLI's officersshall have delivered to Garda an officer's certificate dated the Closing Date stating that the representations and warranties are true and correct in all material respects;

                  4) at the Closing Date, the Vendor shall have delivered to Garda, the share certificates referred to in Section 7.3 hereof, and the Vendor shall have delivered to Garda certified resolutions of its directors and the directors of Holding approving the Transaction contemplated herein; and

                  5)    the  obtaining  of the  consents  described  in Sections
                        3.2.2,   3.2.3,  3.2.4  and  3.2.26  of  the  Disclosure
                        Schedule at the Closing Date;

7.5   CLOSING CONDITIONS OF THE VENDOR

      The obligations of the Vendor to complete the sale of the Acquired Shares are subject to the following conditions, each and every one of which shall be performed or satisfied to the Vendor's reasonable satisfaction:

                  1) at the Closing Date, the representations and warranties of Garda and Garda World contained in the Agreement shall be true and correct in all material respects as of the Closing Date but immediately prior to closing with the same force and effect as if made at such time and Garda and Garda World's president shall have delivered to the Vendor a certificate dated the Closing Date stating that the representations and warranties given by Garda are true and correct in all material respects and that the covenants have been duly completed;

                  2) at the Closing Date, Garda and Garda World shall have received all necessary Corporate Approvals; and

                  3) at the Closing Date, Garda shall obtain the conditional approval of the Toronto Stock Exchange for the listing of the Garda Shares in partial payment by Garda World of the purchase price.

                       ARTICLE 8 TERMINATION OF AGREEMENT


8.1   TERMINATION

      Notwithstanding anything contained herein to the contrary, this Agreement may be terminated any time prior to the Closing Date :

                  1)    by mutual written consent of the Parties;

                  2)    by the  Vendor  if any of the  conditions  set  forth in
                        Section 7.5 hereof are not satisfied or waived by no later than the Closing Date; and

                  3)    by Garda if any of the  conditions set forth in Sections
                        7.3 and 7.4 hereof are not satisfied or waived by no later than the Closing Date.

8.2   CONSEQUENCES OF TERMINATION

      In the event that the Vendor does not finalize and execute the transaction herein described for whatever reason other than from circumstances falling within the Purchaser's control or force majeure within ten (10) Business Days from the date hereof, the Vendor and Holding, jointly and severally, shall pay forthwith to the Purchaser, all without further notice or demand from the Purchaser, the sum of two hundred and fifty thousand dollars ($250,000) by certified cheque as liquidated damages to indemnify the Purchaser for the trouble, inconvenience, costs, fees and other opportunity costs incurred by the Purchaser as a result of the Vendor's breach. The Vendor and Holding expressly acknowledge that such damages are reasonable with regard to amount, nature and scope.

      In the event that this Agreement is terminated as aforementioned, the Vendor, Holding, BCC and CLI, on the first part, and Garda, on the second part, shall each be responsible for their respective expenses incurred in connection with the preparation, negotiation and execution of this Agreement, including for all accounting and legal services. The Interveners shall be responsible for their own attorney's fees.

8.3   SURVIVAL OF RIGHTS

      No termination shall be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement and nothing in this Agreement shall be deemed to preclude a Party from asserting any and all remedies available to it in law or in equity. Provided however that the Vendor's liability for its representations and warranties in Section 3.2 shall be limited to the amount specified in
      Section 6.7 and for the time period mentioned in ARTICLE 5 .

                             ARTICLE 9 INTERVENTION


9.1   PRINCIPLE

      Laframboise and Talbot having read the Agreement as well as the Disclosure Schedules, intervene to attest, jointly and severally with the Vendor and for the benefit only of the Purchaser, to the veracity and respect of the representations and warranties in subsection 3.2.9, 3.2.12, 3.2.24, 3.2.33 and 3.2.38 made by the Vendor.

9.2   SCOPE

      Notwithstanding any provisions to the contrary contained in this Agreement, the Interveners covenants and agrees to indemnify and save harmless Garda, Holding, BCC and CLI of and from any losses, debts, damages, liabilities, expenses, claims, demands or costs (including all legal costs on a solicitor-client basis) suffered or incurred by Garda, Holding, BCC and CLI directly or indirectly, as a result of or arising out of any breach of (i) their respective covenants or agreements contained in this Agreement; and (ii) Vendor's representations in regards of subsections 3.2.9, 3.2.12, 3.2.24, 3.2.33 and 3.2.38, with respect to BCC and CLI  exclusively,  but in the case of  3.2.38 to the  exception  of US
      GAAP.

9.3   INDEMNIFICATION AND LIMITATIONS

      The Interveners shall have any liability for indemnification hereunder with respect to any misrepresentations, breaches of warranty or failures to fulfill any covenants or agreements set forth in section 9.2 each up to a maximum aggregate amount of one hundred thirty seven thousand and five hundred dollars ($137,500), namely one hundred thirty seven thousand and five hundred dollars ($137,500) for Talbot and one hundred thirty seven thousand and five hundred dollars ($137,500) for Laframboise.

      Each of the Interveners shall be jointly but not severally liable.

      Should any amount be received from or returned by any tax authority to BCC or CLI, as the case may be, for matters that originate prior to February 1, 2005, then Garda, Holding, BCC or CLI, as the case may be, shall first set-off any amount owed by the Interveners to Garda, Holding, BCC or CLI, as the case may be, and then return any balance thereof to the Interveners, without further any obligation or justification on Garda, Holding, BCC or CLI's part.

      The Purchaser shall not instigate any claim or take any proceedings  under section 6.4 hereof, until Losses have reached the aggregate amount of twenty-five thousand dollars ($25,000). Should Losses exceed twenty-five thousand dollars ($25,000), Interveners shall indemnify the Purchaser for the full and total Losses amount to the extent of the maximum non several liability of one hundred thirty-seven thousand five hundred dollars ($137,500) for each of Talbot and Laframboise and within the scope of such liability as described in section 9.1 hereof.

9.4   APPLICABLE PROVISIONS OF THIS AGREEMENT TO LAFRAMBOISE AND TALBOT

      The following provisions shall benefit to Laframboise and Talbot, mutatis mutandis: subsection 3.3.4, sections 6.2, 6.6 and 6.8.

                            ARTICLE 10 MISCELLANEOUS


10.1  PARTIAL INVALIDITY

      If any provision of this Agreement is held to be invalid, illegal and unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall nonetheless be construed as if the invalid, illegal or unenforceable provision had never been contained herein, unless such deletion of the provision would result in a fundamental change to the as contemplated hereby.

10.2  FURTHER ASSURANCES

      Each of the Parties hereto will, from time to time and at all times, hereafter, without further consideration, do such further acts and deliver all such further assurances, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

10.3  ENTIRE AGREEMENT

      This Agreement, together with the agreements, certificates and instruments delivered pursuant hereto, constitutes the entire agreement between the Parties hereto and supersedes and terminates any and all pre-existing agreements and understandings relating thereto particularly the Letter of Intent dated December 15, 2005 by and between Garda, the Vendor, Holding, BCC and CLI.

10.4  GOVERNING LAW/CHOICE OF FORUM

      This Agreement shall be governed by and construed in accordance with the Laws applicable in the Province of Quebec, Canada. The Parties, Talbot and Laframboise agree that the exclusive place of jurisdiction for any action, suit or proceeding relating to this Agreement shall be in the courts of the Province of Quebec, district of Montreal (including the Supreme Court of Canada) and each such Party, Talbot and Laframboise hereby irrevocably and unconditionally agrees to submit to the jurisdiction of such courts for purposes of any such action, suit or proceeding. Each Party, Talbot and Laframboise irrevocably waives any objection it may have to the venue of any action, suit or proceeding brought in such courts or to the convenience of the forum. Final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of any Party, Talbot and Laframboise therein described.

10.5  AMENDMENTS

      The Parties hereto may, by written agreement signed by the Parties, modify any of the covenants or agreements or extend the time for the performance of any of the obligations contained in this Agreement or in any document delivered pursuant to this Agreement. Any Party hereto may waive, by written instrument signed by such Party, any inaccuracies in the representations and warranties of another Party or compliance by another Party with any of its obligations contained in this Agreement or in any document delivered pursuant to this Agreement. This Agreement may be amended only by written instrument signed by all the Parties hereto.

      Notwithstanding anything to the contrary in this Agreement the Purchaser's senior officers are the only one authorized to bind the Purchaser under this Agreement, including but not limited to, the provisions of this Section.

10.6  NO WAIVER

      The failure of any Party hereto to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Party's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or of any other obligation hereunder.

10.7  PARTIES IN INTEREST

      Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties and their respective successors and permitted assigns any rights or remedies under or by virtue of this Agreement, and no Person shall assert any rights as a third party beneficiary hereunder.

10.8  SUCCESSORS AND ASSIGNS

      This Agreement shall be binding upon the Parties hereto and their respective successors and assignees, if any, and, except as otherwise provided herein, shall inure to the benefit of the Parties hereto and their respective successors and assignees, if any.

10.9  TRANSFERABILITY

      The respective rights and obligations of each Party hereto shall be assignable by either such Party with the written consent of all the other Parties hereto.

10.10 EXPENSES

      Each Party, Talbot and Laframboise will pay its own expenses incident to this Agreement and the Transactions contemplated hereby, including legal and accounting fees and disbursements.

10.11 COUNTERPARTS

      This Agreement may be executed in any number of counterparts and by the Parties to it on separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

10.12 NOTICES

      Any notice which is necessary or which may be given pursuant hereto or for the purposes hereof shall be in writing and shall be duly given if remitted to its addressee by messenger, registered mail or facsimile machine, to the following address:


      THE PURCHASER:

      The Garda Security Group Inc.
      1390 Barre street
      Montreal, Qc  H3C 1N4
      fax number: (514) 937-1160

      Care of :         Mr.  Stephan  Cretier,  President  and  Chief  Executive
                        Officer  Mr.  Alain  Dumont,  Vice-President  and  Chief
                        Financial Officer

      with a copy to:

      Seguin Racine, Attorney, Ltd.
      3030 Le Carrefour Blvd., suite 1002
      Laval, Qc  H7T 2P5
      Fax number: (450) 681-8400

      Care of:          Me Pierre-Hubert Seguin, Partner

      Garda World Security Corporation
      3030 Le Carrefour Blvd., suite 1002
      Laval, Qc  H7T 2P5
      Fax number: (450) 681-8400

      Care of:          Secretary

      VENDOR :

      Manaris Corporation
      1155 Rene Levesque Blvd., suite 2720
      Montreal, QC H3B 2K8
      Fax number: (514) 337-0985

      Care of:          Mr. John Fraser, Chief Executive Officer

      with a copy to:
      ---------------

      McCarthy Tetreault LLP
      1170 Peel Street,
      Montreal, QC H3B 4S8
      Facsimile : (514) 875-6246

      Care of:          Me Sonia Struthers, Partner

      Any of the Parties hereto may from time to time change its or their address for service herein by giving written notice to the other Parties hereto. Any notice may be served by personal delivery or by facsimile transmission, or forwarded by registered prepaid mail in a properly addressed envelope addressed to the other Party or Parties hereto at such person or persons address for service hereunder. Any notice so served shall be deemed to be delivered on the day of delivery provided that in the event or disruption of threatened disruption of mail service, all such notices shall be deemed to have been given only if personally delivered or transmitted by facsimile.

10.13 PUBLICITY

      The Vendor, , the Purchaser and Garda World undertake not to disclose to anyone, other than their respective authorized representatives the contents of the Letter of Intent and of this Agreement except in order to fulfill its obligations pursuant to this Agreement or as required by law. Vendor shall inform Garda of the contents of any press release he may be required by Law to produce.

10.14 LANGUAGE

      The Parties have required that this agreement and all notices, deeds, documents, and other instruments to be given pursuant hereto be drawn in the English language. Les Parties ont convenu que la presente convention et tous les avis, contrats, documents ou autres instruments donnes en vertu des presentes soient rediges en langue anglaise.

10.15 DISCLOSURE

      The information set forth in the Disclosure Schedules is intended to constitute and shall be construed as constituting representations and warranties of the Party to which such Disclosure Schedules relate.

                             EXECUTION PAGE FOLLOWS

IN WITNESS WHEREOF this Agreement has been executed by the Parties hereto as of 8th day of February 2006.



THE GARDA SECURITY GROUP INC. / LE GROUPE DE SECURITE        MANARIS CORPORATION
GARDA INC.


Per:  /s/ Stephan Cretier                    Per: /s/ John Fraser
      ----------------------------                ------------------------------
      Stephan Cretier, President                      John Fraser


                                                  /s/ Louis LaFramboise
                                                  ------------------------------
CORPORATION DE SECURITE GARDA WORLD               LOUIS LAFRAMBOISE In his
                                                  personal capacity, as an
                                                  Intervener


      /s/ Stephan Cretier                         /s/ Jean Talbot
      ----------------------------                ------------------------------
Per:  Stephan Cretier, President                  JEAN TALBOT In his personal
                                                  capacity, as an Intervener


                                             6327915 CANADA INC.


                                             Per: /s/ John Fraser
                                                  ------------------------------
                                                  John Fraser